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                        Video Lottery Consultants, Inc.
                           144 Elm Street, 2nd Floor
                                    Suite 16
                             Biddeford, Maine 04005

                                 March 9, 1999

Fortune Entertainment Corporation,
 a Bahama corporation
Fortune Entertainment Corporation,
 a Delaware corporation
Suite 303-543 Granville Street
Vancouver, B.C.
V6C IX8

        Re: Professional Video Association, Inc.

Dear Sirs:

     Reference is made to the Purchase and Sale Agreement, dated September 5, 1997 (the "Original Agreement"), as amended on January 27, 1998, January 29, 1998, March 12, 1998, and July 9, 1998 (the "Original Agreement, as amended, the "Agreement"). In consideration of our agreement to modify your payment schedule under the Agreement, Fortune Entertainment Corporation, a Bahama corporation ("FECB"), and Fortune Entertainment Corporation, a Delaware corporation ("FECD") each hereby agree as follows:

     1. Section 2.2(d) of the Agreement provides for the following cash payments, subject to other terms and conditions contained therein:

                    US $250,000 on or before Oct. 30, 1998;
                    US $250,000 on or before Dec. 30, 1998; and
                    US $205,000 on or before Mar. 30, 1999;
                    -----------
              Total US $705,000

     It is now hereby acknowledged and agreed that, in consideration of Fortune Entertainment ("FECD") having paid Mr. Danton US $140,000 on or about October 14, 1998, the receipt and acceptance of which is hereby acknowledged, Professional Video Association, Inc., has accepted the following revised terms of the above noted cash payments:

     o US $200,000 paid on January 7, 1999, the acceptance and receipt of which is hereby acknowledged;

     o US $250,000 shall be due and payable on or before June 10, 1999;

     o US $255,000 shall be due and payable on or before August 10, 1999; and

     o In further consideration of our agreement to modify the Agreement, FEC shall issue to us 100,000 of its common shares. These shares shall be included in the registration statement which FEC is in the process of filing.

     2. It is further agreed and accepted that the registration statement is in preparation and certain factors beyond the control of FEC have caused an inevitable delay. However, FEC will continue to exercise its best effort to have this document filed by April 30, 1999.

     3. Except as expressly amended hereunder, the Agreement remains otherwise unmodified and in full force and effect, and, together with this amendment, is enforceable against the parties hereto in accordance with its terms.

     4. All defined terms used herein but not defined herein shall have the meaning assigned to them in the Agreement.

     Please acknowledge your agreement to the foregoing by having this letter signed by a duly authorized officer of FECB and FECD in the space provided below and returning the same to us. This letter agreement may be executed in any number of counterparts and shall be considered but one and the same agreement.

     Thanking you for your kind cooperation.



                                     Very truly yours,

                                     /s/ William M. Danton
                                     -----------------------------
                                         William M. Danton, on behalf of himself
                                         and Video Lottery Consultants, Inc.